POWER OF ATTORNEY / CONFORMING STATEMENT

This Statement confirms that the undersigned has authorized and designated
Melanie J. Dressel, Cathleen Dent, and Marita Robbins, each with the full power to act alone, to execute and file on the undersigned's behalf, all Forms 3, 4 and 5 (including any amendments thereto) that the undersigned may be required to file with the U. S. Securities and Exchange Commission as a result of the undersigned's ownership of or transactions in securities of Columbia Banking
System, Inc.  The authority of Melanie J. Dressel, Cathleen Dent, and Marita
Robbins under this Statement shall continue until the undersigned is no longer required to file Forms 3, 4 and 5 with regard to her ownership of or transactions in securities of Columbia Banking System, Inc., unless earlier revoked in writing.  The undersigned acknowledges that none of Columbia Banking
System, Inc., Melanie J. Dressel, Cathleen Dent, or Marita Robbins is assuming any of the undersigned's responsibilities to comply with Section 16 of the
Securities and Exchange Act of 1934.

Signature:  /s/ Betsy Whitehead Seaton
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            Betsy Whitehead Seaton

Subscribed and sworn to before me this 5th day of June, 2014.
/s/ Ryan Y. Rehberg
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Notary Public